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                                                                     EXHIBIT 5.1

                               [CGT LETTERHEAD]

                                August 2, 1999


Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland 20817

        Re: 10% Class A Cumulative Redeemable Preferred Stock
            -------------------------------------------------

Ladies and Gentlemen:

     In connection with the offering of up to 4,600,000 shares of 10% Class A Cumulative Redeemable Preferred Stock of the Company, par value $.01 per share (the "Shares"), pursuant to an effective registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") (File No. 333-67907) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), by Host Marriott Corporation, a Maryland corporation (the "Company"), you have requested my opinion with respect to the matters set forth below.

     In my capacity as your counsel in connection with this offering, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Maryland, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
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Host Marriott Corporation
August 2, 1999
Page 2

        I consent to your filing this opinion as an exhibit to Form 8-K and to the reference to me contained under the heading "Legal Matters" in the Prospectus Supplement, dated July 27, 1999.

                                        Very truly yours,


                                        /s/ Christopher G. Townsend
                                        ------------------------------------
                                        Christopher G. Townsend